Exhibit 10.19

LEASE

This LEASE, entered into at Valley View, Ohio this 2nd day of June, 2005, between THREE CLOVERLEAF PARKWAY, INC., an Ohio corporation, which together with its successors and assigns is hereinafter called LESSOR, and whose address is 5480 Cloverleaf Parkway, Suite #3, Valley View, Ohio 44125-4804, and LDS TEST AND MEASUREMENT LLC, a Delaware limited liability company, which together with its permitted successors and assigns is hereinafter called LESSEE, and whose address is 8551 Research Way, Middleton, Wisconsin 53562.

ARTICLE I
PREMISES LEASED

Upon the terms, covenants and conditions set forth herein, LESSOR does hereby let and lease unto LESSEE and LESSEE does hereby hire and lease from LESSOR the following described premises:

The existing one-story warehouse and office building, at 5525 Cloverleaf Parkway, Valley View, Ohio 44125, consisting of approximately Fifteen Thousand (15,000) square feet comprised of approximately Nine Thousand Two Hundred (9,200) square feet of existing office space and approximately Five Thousand Eight Hundred (5,800) square feet of warehouse space, including forty eight (48) parking spaces (the “Premises”) as such Premises are described in Exhibit A attached hereto.

ARTICLE II
USE OF PREMISES

The Premises are, and shall be permitted to be used and occupied for, general office space, warehouse and light manufacturing/assembly purposes only.  To the best of LESSOR’S knowledge: the Premises were constructed in accordance with the zoning ordinances of the municipality in which the Premises are located and no variance, conditional use or other similar permission shall be necessary for LESSEE to use and occupy the Premises for its permitted use.

LESSEE agrees that only vehicles related to LESSEE’S business may be parked on the Premises.  By way of example, but not limitation, recreational vehicles are prohibited from parking on the Premises.

Any rubbish container must be placed in the dock area or inside the warehouse.  There is no outside storage.

ARTICLE III
TERM OF LEASE

A.            The term of this Lease shall be for a period of five (5) years and three (3) months (63 months) commencing the 1st day of June, 2005 (“Commencement Date”) and ending on the 31st day of August, 2010 (the “Expiration Date”).

B.            LESSEE must notify LESSOR in writing six (6) months prior to expiration of this Lease of LESSEE’S intentions to either (i) to vacate the Premises at the expiration of this Lease or (ii) request a new lease or extension hereof, upon such terms and conditions as the parties may mutually agree, if any.

ARTICLE IV
RENTAL

A.            LESSEE covenants and agrees to pay to the LESSOR as rent for the Premises during the term hereof the sum of (i) THREE HUNDRED SEVENTY-EIGHT THOUSAND SEVEN HUNDRED AND FIFTY DOLLARS AND NO CENTS ($378,750.00) payable as follows: (x) for the period of June 1, 2005 through August 31, 2005, no base rent; (y) for the period of September 1, 2005 through August 31, 2007, in twenty-four (24) equal monthly installments of FIVE THOUSAND NINE HUNDRED THIRTY-SEVEN DOLLARS AND FIFTY CENTS ($5,937.50); (z) for the period September 1, 2007 through August 31, 2010, in thirty-six (36) equal monthly installments of SIX TIIOUSAND FIVE HUNDRED SIXTY-TWO DOLLARS AND NO CENTS ($6,562.00) on or before the first day of each and every month in advance at 5480-3 Cloverleaf Parkway, Valley View, Ohio 44125-4804, or such other address as LESSOR shall designate in writing from time to time; and (ii) all additional sums, charges, or amounts of whatever nature to be paid by LESSEE to LESSOR in accordance with the terms and provisions of this Lease, whether or not such sums or charges or amounts are referred to as additional rent.  A late fee of five percent (5%) of the amount unpaid shall be assessed and paid by LESSEE if any rental payment is not received on or before the tenth (10th) of the month such payment is due.

B.            LESSEE will deposit with LESSOR, at the time the Lease is executed by LESSEE, a security deposit equal to one (1) months’ rent ($6,562.00), plus the first month’s rent ($5,937.00).  LESSOR shall repay to LESSEE the security deposit without interest thereon or any balance thereof within thirty (30) days after expiration of the term of this Lease provided LESSEE is not in default in any of the terms and conditions of this Lease.  In addition, LESSEE shall deliver an Unconditional Guaranty of Payment and Performance (“Guaranty”) executed by LESSEE’S parent corporation, SPX Corporation, in the form attached as Exhibit B.

ARTICLE V
REAL ESTATE TAXES

A.            During the term of this Lease, LESSEE shall pay to LESSOR one hundred percent (100%) of all general real estate taxes, and all special assessments (including expenses incurred in disputing or contesting the amount thereof) pertaining to street, sewer, water, light and other improvements or a similar character which may now or hereafter be assessed against the Premises and appear on the tax bill pertaining thereto, commencing with the tax duplicate which is in effect as of the date of commencement of the term of this Lease.  That is, LESSEE’S obligation to pay general real estate taxes hereunder shall commence with respect to the tax duplicate and bill issued for the first half of 2005, provided however, that LESSEE’S liability for such taxes for the last year of the term of this Lease shall be for the first half of 2010, provided, however, that in no event shall LESSEE’S obligation exceed that portion of any assessment attributable to the time during which LESSEE occupies the Premises.  LESSEE shall pay to

LESSOR as additional rent its proportionate share of such taxes and assessments upon receipt of LESSOR’S invoice which shall contain proof of charges.

Should any tax and/or assessment be assessed, or imposed (other than on income or franchise tax) upon the rentals payable hereunder or on the privilege of renting or leasing real property, either by way of substitution for the taxes and assessments levied against the property or in addition thereto, such tax and/or assessment shall constitute a tax or assessment for the purposes of this Article V.

ARTICLE VI
ASSIGNMENT OR SUBLETTING

LESSEE shall not sublet the Premises or any part thereof, or assign, sell, mortgage, pledge or in any manner transfer this Lease or any interest therein without, in each case, first obtaining the prior written consent of LESSOR.  Such consent shall not be withheld by LESSOR if (i) the proposed assignee or sublessee is, in LESSOR’S sole judgment, of sufficient financial strength and responsibility to adequately assume all obligations set forth herein; (ii) LESSEE remains primarily liable to LESSOR for all obligations, including payment, under this Lease; (iii) the proposed assignee or sublessee shall comply with all provisions or this Lease, including, without limitation, that the use of the Premises will be permitted hereunder and (iv) LESSOR shall be entitled to receive and retain all of any excess amounts paid by such assignee or sublessee over and above the rental amount to be paid by LESSEE to LESSOR under this Lease. If LESSEE wishes to assign or sublet, it shall promptly provide written notice of same to LESSOR, the name of the proposed assignee or sublease, information regarding LESSEE’S use of the Premises, the amounts to be paid by such proposed assignee or sublessee and any agreements relative thereto, and such financial information regarding the proposed assignee or sublessee as LESSOR shall require.  LESSOR shall respond to LESSEE within thirty (30) days following receipt of all of LESSEE’S information.  In addition, LESSEE may assign this Lease or sublet the Premises in whole without LESSOR’S consent but following written notice to LESSOR to any affiliate of LESSEE.  For purposes hereof, an affiliate shall mean the parent or subsidiary of LESSEE or an entity under common control as LESSEE.  Further, LESSEE may assign or sublet the Premises in whole to an entity that acquires LESSEE or all or substantially all of the assets of LESSEE with the prior written consent of LESSOR, which consent shall not be unreasonably withheld or delayed.  In any such event, LESSEE shall remain primarily liable to LESSOR for all obligations, including payment, under the Lease, and the Guaranty shall remain in full force and effect.

ARTICLE VII
REPAIRS BY LESSEE AND LESSOR

LESSEE agrees to maintain and keep in proper repair the interior of said Premises, including the replacement of any broken plate glass and any repair of the heating and air conditioning and ventilating systems and doors, windows, and all utilities and service lines, pipes and conduits up to the point at which they leave the demised Premises.  LESSOR agrees to maintain and keep in proper repair the roof and building structure of the leased Premises during the term of this Lease.  LESSEE agrees to maintain the interior and exterior walls, parking lot surface, yard improvements and plantings.

Lessee shall be responsible for maintaining a preventative maintenance agreement on all the HVAC equipment in the Premises during the lease term.  So long as Lessee has maintained a preventative maintenance agreement and has not been negligent in the operation of the equipment, then Lessee shall have a cap not to exceed a cumulative total of Two Thousand Four Hundred Dollars ($2,400) for any repairs, maintenance or replacement with respect to the HVAC equipment, excluding the cost of the preventative maintenance agreement.

ARTICLE VIII
ALTERATIONS

A.            LESSEE at LESSEE’S cost and expense, may make changes and alterations to the interior of the Premises, and shall secure or cooperate in securing necessary permits and authority.  LESSEE shall promptly pay all charges associated with such work and shall not permit any mechanics or other liens to be filed against the property for work or material furnished LESSEE.  Any such changes and alterations must have the prior written consent of LESSOR which consent shall not be unreasonably withheld or delayed.  LESSEE may not remove any fixtures or equipment furnished by LESSEE which, upon removal, would cause damage to the Premises.

B.            LESSOR shall do the following work on the Premises on a schedule reasonably satisfactory to LESSEE:

a.             Ensure all electrical, plumbing, HVAC and loading doors are in good working order upon occupancy.

b.             Replace any burned out light bulbs and/or ballasts in the office and warehouse fixtures.

c.             Ensure building meets all applicable building codes.  (Lessee shall be responsible for meeting all codes as it pertains to Lessee’s use).

d.             Replace any damaged or missing ceiling tiles.

e.             Professionally clean all carpet areas.

f.              Repaint drywall partitions as deemed necessary by mutual agreement of Lessor and Lessee.

g.             Install double doors to warehouse.

h.             General clean up after construction.

i.              LESSEE shall deliver to LESSOR, prior to the Commencement Date, a Certificate of Occupancy or similar certificate issued by the appropriate municipal official having jurisdiction evidencing the proper completion of the foregoing work and authorizing the lawful occupancy by LESSEE of the Premises.

ARTICLE IX
UTILITIES

LESSEE covenants and agrees to pay promptly when due one hundred percent (100%) of all water and sewer charges, and all of the charges for electricity and gas heat consumed in connection with said building.  The electricity and gas heat are metered separately.

ARTICLE X
INSURANCE

A.            LESSOR agrees to procure and maintain during the term of this Lease, fire and extended coverage insurance and all risk insurance covering the building in the amount of EIGHT HUNDRED SIXTY TWO THOUSAND FIVE HUNDRED DOLLARS ($862,500.00), without a deductible applying, or the full replacement cost of the Building, whichever shall be greater, at the commencement of the term hereof.  LESSEE agrees to pay to LESSOR one hundred percent (100%) of the premium cost for fire and extended coverage insurance upon receipt of LESSOR’S invoice which shall contain proof of such costs.  LESSOR may increase the amount thereof only if an appraisal made at the instance of LESSOR indicates the need for additional insurance, and LESSEE shall pay the cost thereof.

B.            LESSEE agrees to obtain, pay for and maintain at all times during the term of this Lease comprehensive and general liability insurance with an insurance company and in a form satisfactory to LESSOR, with coverage limits in an amount not less than One Million Dollars and no/cents ($1,000,000.00) per accident or per occurrence and applicable whether to bodily injury or personal injury and property damage, and to furnish evidence thereof to LESSOR prior to the commencement of the term hereof.  LESSOR shall be named as an additional insured on such policy.  Said insurance policy shall provide LESSOR with no less than thirty (30) days prior written notice of cancellation in the event of cancellation by the insurance company.  Such insurance shall, in accordance with the conditions of the policy, waive any and all rights of recovery against LESSOR for any loss resulting under such insurance, and LESSEE specifically waives all rights of subrogation against LESSOR for any such loss.  LESSOR hereby releases and waives all right of subrogation against LESSEE in accordance with any provision for such waiver contained in any policy of fire and extended coverage purchased or otherwise in favor of the LESSOR in connection with the Premises.

ARTICLE XI
HOLD HARMLESS

LESSEE shall assume, pay for and at all times indemnify, protect and hold harmless LESSOR from any and all claims, loss, damage, liability and expense for injury to persons (including loss of life) or property of others, resulting from or arising out of the use and occupancy by LESSEE of the Premises or resulting from any tortious or negligent act or omission of LESSEE or its agents, contractors, invitees, customers or employees on, in or about the Premises.  LESSEE shall pay LESSOR’S reasonable attorneys’ fees incurred to defend LESSOR against any such claim, loss, damage or legal proceeding brought against the LESSOR, and be responsible for all costs and expenses incidental thereto.  In any such instance, the attorneys selected and the defenses pursued shall be at the sole discretion of LESSOR.

ARTICLE XII
DAMAGE OR DESTRUCTION

In the event the Premises shall be partially or totally damaged or destroyed by fire or other casualty so as to become partially or totally untenantable during the term of this Lease, the same shall be rebuilt or repaired as promptly as possible at the expense of LESSOR unless such damage shall be substantial or total (i.e., rendering the Premises untenantable by LESSEE), in which event LESSOR may elect not to rebuild or repair.  LESSOR shall notify LESSEE, in writing, of its election to, or not to, rebuild within sixty (60) days of such damage or destruction.  If LESSOR elects not to rebuild, then this Lease shall terminate as of the date of such damage or destruction.

If, from the date of the destruction or damage to the date of substantial completion of the rebuilding or repairing, LESSEE is deprived of the occupancy of all of the Premises, then the rent shall abate for the entire period of such deprivation, and if LESSEE is deprived of the occupancy of only a portion of the Premises, LESSEE shall be entitled to a reduction of the rental for the period of such deprivation of an amount proportionate to the space of which LESSEE is deprived.  If the damage to the Premises is such that the LESSEE is unable to conduct any of its business therein, then it shall be deemed that the LESSEE is deprived of the occupancy of the entire Premises.  Notwithstanding the foregoing, in the event the Premises are substantially or entirely damaged by casualty and either such restoration cannot be completed within six months following the date of casualty or such damage shall occur during the last year of the term of this Lease, LESSEE shall have the right to terminate this Lease upon thirty (30) days written notice to LESSOR.

ARTICLE XIII
SAFE AND LAWFUL USE OF PREMISES

LESSEE covenants and agrees to use and occupy the Premises in a careful, safe and proper manner and to comply at all times with all applicable laws, rules, ordinances, regulations, orders, permits or requirements of all governmental authorities as to the use, occupancy, repair and maintenance thereof (except such matters as are LESSOR’S responsibility hereunder) and all policies of insurance of whatsoever nature maintained pursuant to this Lease.  LESSEE will not permit the Premises to be used for any unlawful purpose nor will LESSEE allow any sign or placard posted thereon except by the written consent .of LESSOR.  LESSEE shall not vacate the Premises during the term hereof; in the event that LESSEE so vacates the Premises, it will pay any insurance premiums resulting therefrom.

LESSEE covenants and agrees to keep and maintain the Premises, in compliance with and not cause or permit the Premises to be in violation of any Federal, state or local laws, ordinances or regulations relating to industrial hygiene or to environmental conditions thereon (including but not limited to hazardous materials laws) by reason of any use or activity undertaken by LESSEE at the Premises.  Neither LESSEE nor any of LESSEE’S employees, agents, contractors and/or subcontractors shall use, generate, manufacture, store or dispose of upon the Premises any radioactive materials, hazardous wastes, toxic substances or related materials defined as “hazardous” under any applicable federal, state or local laws, ordinances or regulations relating to hazardous materials provided, however, that with the prior written consent of LESSOR, “hazardous” materials may be stored, transported and used at the Premises strictly in accordance with all laws, rules and regulations applicable thereto.  LESSEE shall indemnify and hold LESSOR harmless from and against any loss, damage, cost, expense or liability of any kind as a result of LESSEE’S breach of this Article XIII, including attorneys’ fees and costs and expenses.  To the best of LESSOR’S knowledge, the Premises are free from any “hazardous” materials at the commencement of this Lease.

LESSOR shall indemnify, defend, protect and hold harmless LESSEE from any claims due solely to the presence of hazardous materials at the Premises on or before the Commencement Date.

On or before the Commencement Date, LESSEE, at LESSEE’S sole cost and expense, shall have the right to conduct a Phase I Environmental Audit on the Premises.  LESSEE shall provide LESSOR with a copy of the Phase I Environmental Audit when completed.

If the Phase I Environmental Audit discloses areas of environmental concern, then LESSEE’S sole and exclusive remedy is to terminate this Lease with written notice to LESSOR.

ARTICLE XIV
NO LIABILITY OF LESSOR FOR DAMAGE

LESSOR shall not be liable to LESSEE or any other party for any damage occasioned by failure to keep the Premises in repair, or for any damage thereto, including but not limited to, damage done by plumbing, gas, water, steam or pipes, or sewage or the bursting, leaking or running of any cistern, tank, washstand, water closet, or waste pipe in, above, upon or about the Premises, nor for any damage occasioned by water, snow or ice being upon or coming through the Premises in any manner whatsoever, unless the same arise by reason of the gross negligence or willful misconduct of LESSOR.

LESSOR warrants there are no known damages to the Premises from any of the above as of the date hereof.

ARTICLE XV
SURRENDER OF PREMISES

LESSEE agrees to deliver up and surrender to LESSOR the possession of the Premises hereby leased, upon expiration or termination of this Lease, in as good condition and repair as the same shall be at the commencement of the term hereof, ordinary wear and tear excepted.  Upon expiration or termination of this Lease, LESSEE shall not remove any fixtures or equipment installed which, upon removal, would cause damage to the Premises.

ARTICLE XVI
HOLDING OVER

If LESSEE remains in possession of all or any part of the Premises after the expiration of the term of this Lease without the execution of a new lease, LESSEE shall be deemed to be occupying the Premises as a tenant at will, on a month to month basis subject to all of the terms and provisions hereof, except those relating to term and except that the rental shall be one hundred and twenty-five percent (125%) of the amount payable during the last month of the Lease term.  Said tenancy may be terminated by LESSOR or LESSEE by giving written notice to the other at any time.

If LESSEE continues to holdover after LESSOR has given written notice to vacate, without limiting any rights and remedies LESSOR may have at law or in equity, LESSOR may terminate LESSEE’S possession of the Premises by any lawful means, including right of reentry, and recover all expenses and damages suffered as a result of LESSEE’S failure to vacate the Premises as required hereunder.

ARTICLE XVII
BANKRUPTCY

If LESSEE has a petition in bankruptcy filed against it, voluntarily or involuntarily, or is declared insolvent according to law, or if a receiver or other officer shall be appointed to take charge of the whole or any part of its property for the purpose of winding up the affairs of LESSEE, and such proceedings not be released within sixty (60) days, or if LESSEE shall make an assignment for the benefit of creditors, then any such event shall be a default by LESSEE hereunder, and in addition to any other rights or remedies available to LESSOR at law or in equity, LESSOR, at its option, may terminate LESSEE’S right to possession or terminate this Lease.  Upon such termination there shall become due and payable as liquidated damages for LESSEE’S default under the Lease all rent and other obligations required to be paid by LESSEE during the entire term hereof and all costs and damages incurred by LESSOR by reason of LESSEE’S default, including but not limited to, the costs of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, attorneys’ fees and costs and any real estate commission actually paid.

ARTICLE XVIII
DEFAULT

A.            If LESSEE shall default at any time in the payment of any rent, taxes and/or charges or utilities when due to LESSOR or to the appropriate party as herein provided and if such default continues for a period of five (5) days after written notice by LESSOR to LESSEE, or if default shall be made in any of the other covenants, provisions, and conditions to be kept, observed and performed by LESSEE under this Lease, and if within ten (10) days after written notice of such default by LESSOR to LESSEE, LESSEE shall not have cured or commenced with due diligence to cure said default, then LESSOR may, in addition to all other remedies now or hereafter provided by law or in equity, at any time thereafter at LESSOR’S option terminate LESSEE’S right to possession or declare the term of this Lease ended by giving LESSEE written notice of such termination.  LESSOR may also, at its option, elect to take possession of the Premises and may rent the same at a rental reasonably obtainable.  LESSOR agrees to use reasonable measures to attempt to mitigate its damages hereunder, provided however, that LESSOR shall not be required to expend any funds to do so.  In the event of any such default, there shall become immediately due and payable as liquidated damages for LESSEE’S default under the Lease all rent and other obligations required to be paid by LESSEE during the entire term hereof the entire amount of rent payable hereunder for the remainder of the entire term plus the amount of other charges which LESSEE has herein contracted and agreed to pay, do, and perform, and all costs and damages incurred by LESSOR by reason of LESSEE’S default, including but not limited to, the costs of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, attorneys’ fees and costs and any real estate commission actually paid less the net amount received for the reletting, if any.  It is understood that LESSOR’S remedies under this Lease are cumulative and the exercise of and remedy does not preclude the exercise of one or more other remedies.

B.            In case of LESSOR’S termination of this Lease due to LESSEE’S default by reason of LESSEE’S vacation of the Premises, LESSEE hereby grants to LESSOR the full and free license to enter into and upon the Premises with or without process of law and to reenter and repossess the Premises and to expel or remove LESSEE or other occupant of the Premises and any and all personal property and/or fixtures therefrom without being deemed in any manner guilty of trespassing, conversion, eviction or forceable entry or detainer.

C.            Unless LESSEE redeems its personal property and or fixtures within thirty (30) days thereafter, LESSEE shall have been deemed to have abandoned said property and/or fixtures and LESSOR may sell such property at private or public sale and apply the proceeds thereof to any rents and costs due LESSOR.

D.            Institution of eviction or ejectment action to reenter the Premises shall not be construed to be an election by LESSOR to terminate the Lease.  In addition, the termination of this Lease or the recovery or possession of the Premises or the institution of any legal action or the obtaining of a judgment shall not relieve LESSEE of its obligations to pay all rentals, additional rent and any other sums due under this Lease and to perform all of LESSEE’S obligations hereunder.  The waiver of any breach or default by LESSEE under this Lease shall not be deemed a waiver by LESSOR of any succeeding breach or default by LESSEE under this Lease.

ARTICLE XIX
LESSOR MAY CURE LESSEE’S DEFAULT

If default shall be made by LESSEE in the performance of or compliance with any of the covenants, provisions or conditions of this Lease (other than the payment of any rent, taxes or other additional rent and/or utilities) and said default shall have continued for ten (10) days after written notice thereof from LESSOR to LESSEE, LESSOR, in addition to all other remedies now and hereafter provided by law and in equity, may, at its election, upon further notice to LESSEE, perform such provisions, covenants or conditions for or on behalf of LESSEE, or otherwise cure any such default.  In such event, LESSEE shall pay to LESSOR immediately any amounts which LESSOR may advance pursuant hereto.

ARTICLE XX
ENJOYMENT OF POSSESSION

LESSOR warrants that it has legal title to the Premises and that it will defend LESSEE in the enjoyment and peaceable possession of the Premises during the term aforesaid, if LESSEE shall faithfully and punctually perform all and singular the covenants herein agreed to be performed on the part of LESSEE.

ARTICLE XXI
SUBORDINATION OF LEASE

LESSOR reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon LESSOR’S interest in the Premises or any mortgages replacing same provided, however, that LESSOR shall assure that such mortgagee shall not disturb LESSEE in its occupancy and rights hereunder and the same shall not in any manner be affected as long as LESSEE shall comply fully with its obligations pursuant to this Lease.

LESSOR shall obtain for the benefit of LESSEE a subordination, non-disturbance and attornment agreement from the holder of any mortgage or ground lease now affecting the Premises.

ARTICLE XXII
LESSEE’S EQUIPMENT

LESSEE may install and operate machinery and other mechanical equipment as long as same shall not exceed limits of design of the building, and if in so doing, LESSEE complies with all laws, rules and ordinances relating thereto.  Subject to the other provisions of this Lease, including, without limitation, Article XVIII(B) hereof, LESSEE shall have the right to remove such machinery and equipment, appurtenances or other property heretofore or hereafter furnished or installed by LESSEE, it being expressly understood and agreed that said property shall not become part of the Premises but shall be and remain the property of LESSEE.  Should LESSEE cause any damage by removal of such machinery and equipment or if LESSOR is required to remove such machinery and equipment, LESSEE shall be solely responsible for the prompt repair of all such damages at its cost.

LESSOR hereby waives any common law or statutory lien it may have or be entitled to assert with respect to any personal property of LESSEE now or hereafter located or installed at the Premises.  Upon request from time to time, LESSOR agrees to provide confirmation of such waiver for the benefit of LESSEE’S vendors and equipment lenders.

ARTICLE XXIII
RIGHT OF ACCESS

LESSOR shall have the right to enter the Premises for the purpose of making repairs, alterations or improvements to the Premises or the building in which the Premises are situated, or for any other purpose related to the safety, protection or improvement of the Premises or the building or, during the last six (6) months of the term of the Lease to show the Premises to prospective tenants or agents, it being understood and agreed that LESSOR upon entering the Premises shall do so with the least amount of inconvenience to or disturbance of the business of LESSEE.

Any such access by LESSOR shall be following twenty-four (24) hour advance notice to LESSEE unless access is required for an emergency.

ARTICLE XXIV
SIGN

LESSEE, at LESSEE’S cost and expense, may provide its own plastic pan formed and embossed sign faces for the existing electric sign on the lawn in front of the Premises.  No other signage shall be permitted.

ARTICLE XXV
ACCEPTANCE

This instrument shall merge all undertakings between the parties hereto with respect to the Premises and shall constitute the entire Lease agreement unless otherwise hereinafter modified by both parties in writing.  This Lease may not be changed or modified orally, but only by written agreement signed by the party against whom enforcement or the change or modification is sought LESSEE specifically acknowledges that LESSOR has made no promise, statement, representation or warranty, express or implied or oral or otherwise, it being understood that this Lease represents the full and complete understanding of the parties with respect thereto.  This Lease shall be binding upon and shall inure to the benefit of the parties and their permitted successors and assigns.

ARTICLE XXVI
SHORT FORM

This Lease shall not be recorded, but a memorandum of lease describing the property herein demised, the term of the Lease, identifying the mortgage subordination clause, and referring to this Lease as provided by statute, may be recorded by either party, at the recording party’s expense.

ARTICLE XXVII
EMINENT DOMAIN

It is agreed that if the Premises shall be taken in appropriation proceedings or by any right of eminent domain, this Lease shall terminate effective upon the date when possession thereon is required for the public use.  LESSOR shall be entitled to any and all awards from such taking or appropriation and such taking shall not operate as or be deemed an eviction of the LESSEE, or a breach of LESSOR’S covenant of quiet enjoyment, but LESSEE shall pay all rent due and perform and observe all other covenants hereof up to the date when possession is required for public use.  Further, in such event, LESSEE shall have the right to assert a claim against the condemning authority for LESSEE’S actual relocation expense.

ARTICLE XXVIII
ESTOPPEL CERTIFICATE

LESSEE shall execute promptly, upon LESSOR’S request, any estoppel certificate which may be required by LESSOR in connection with any financing of the property and the Premises.  Upon LESSEE’S request, LESSOR shall furnish LESSEE with an executed estoppel certificate in connection with any financing by LESSEE.

ARTICLE XXIX
NOTICES

Notices provided for under this Lease from either party to the other shall be in writing and until further notice shall be sent by certified mail or registered mail return receipt required or by reputable overnight delivery service where a receipt is issued, to LESSEE, Attention:  Robert Dakes, Vice President Operations-Life Science, LDS Test and Measurement LLC, 8551 Research Way, Middleton, Wisconsin 53562, with a required copy to Kevin L. Lilly, Esquire, Group General Counsel, One Centennial Square, Haddonfield, New Jersey 08033, and shall be sent to LESSOR, Attention:  Three Cloverleaf Parkway, Inc. 5480 Cloverleaf Parkway, Suite #3, Valley View, Ohio 44125-4804.

ARTICLE XXX
LESSOR’S TRANSFER

LESSOR shall have the right to transfer, assign and convey, in whole or in part, the building and any and all of its rights under this Lease, and in the event LESSOR assigns its rights under this Lease and such assignee shall assume in writing all of the obligations of LESSOR hereunder, LESSOR shall be released from any further obligations hereunder arising or occurring on or after the date of such transfer, and LESSEE agrees to look solely to such successor in interest of LESSOR for performance of such obligations.

ARTICLE XXXI
GENERAL

This Lease shall be governed by and construed in accordance with the laws of the State of Ohio.  Each individual executing this Lease on behalf of LESSEE represents and warrants that he/she is duly authorized to execute this Lease on behalf of said entity.  LESSEE shall, at the time of execution, deliver to LESSOR evidence of such authority satisfactory to LESSOR.  If LESSOR shall fail to perform any covenant, term or condition contained herein and for which the LESSOR is obligated to perform and as a consequence of such default, LESSEE shall recover a money judgment against LESSOR, such judgment shall be satisfied either out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of LESSOR in the Building as the same may then be encumbered and in no event whatsoever shall LESSOR be personally liable for such deficiency, or any part thereof.  LESSOR and LESSEE represent and warrant to each other that no real estate broker or agent has been involved in connection with this lease and that no commissions or fees are due and owing to any real estate broker or agent in connection therewith.  Each party shall indemnify and hold the other party harmless from any such brokerage claims asserted against a party as a result of such party’s acts.

ARTICLE XXXII
TELECOMMUNICATIONS EQUIPMENT

LESSEE may install and maintain throughout the term rooftop communications devices, (which may include a transmitter, dish or other antenna and other communications, fixtures or devices) for receiving or transmitting voice, video or data, together with all wiring, equipment, and facilities reasonably necessary to make this system functional in the Premises.  Any such installation shall be at LESSEE’S sole cost and expense and installed in conjunction with plans and specifications reasonable satisfactory to LESSOR.  If requested by LESSOR, LESSEE shall remove such Equipment at the end of the term of this Lease and repair and restore the Premises (including the roof) to the condition existing prior to the commencement of the Lease.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this instrument to be executed in duplicate by their officers duly authorized as of the first date mentioned.

IN THE PRESENCE OF:	LESSOR:

THREE CLOVERLEAF PARKWAY, INC.

	By:	/s/
Joseph C. Lombardo, President

Print Name

Print Name

LESSEE:

LDS TEST AND MEASUREMENT LLC

	By:	/s/ Chris Williams
Chris Williams, President

Print Name

Print Name

[Notary Blocks]

EXHIBIT A

THE PREMISES

EXHIBIT B

UNCONDITIONAL GUARANTY OF PAYMENT
AND PERFORMANCE BY SPX CORPORATION

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

For valuable consideration the receipt of which is hereby acknowledged, and for the purpose of inducing THREE CLOVERLEAF PARKWAY, INC., an Ohio corporation, with offices at 5480 Cloverleaf Parkway, Suite 3, Valley View, Ohio 44125 (hereinafter referred to as the “Lessor”) to enter into a Lease dated June 2, 2005 with LDS Test and Measurement LLC (the “Lessee”) (the “Lease”) the undersigned, SPX Corporation (hereinafter referred to as “Guarantor”), for itself, its successors and assigns, hereby unconditionally and absolutely guarantees to Lessor, its successors and assigns, the faithful, punctual, and complete performance of any and all obligations, and the full and prompt payment, whether at maturity or by acceleration or otherwise, of any and all payment and performance obligation of Lessee under the Lease (hereinafter collectively referred to as “Obligation” or “Obligations”), Guarantor agrees that if any such Obligations shall not be performed or paid by Lessee in accordance with the terms of the Lease, Guarantor shall immediately so perform or pay and such Obligations and they shall become the direct and primary obligation of Guarantor.  Prior to any enforcement by Lessor of its rights under this Unconditional Guaranty, Lessor shall provide written notice to Guarantor of any default under the Lease by Lessee, at the same time of any such notice by Lessor to Lessee.

The Obligations of Guarantor hereunder are independent of the obligations of Lessee, and a separate action or actions may be brought and prosecuted against the Guarantor regardless of whether any action is brought against Lessee or whether Lessee be joined in any such action(s).  There shall be no duty or obligation of Lessor to exhaust any remedy in law or in equity against Lessee before bringing suit or instituting proceedings of any kind against the Guarantor.

The liability of Guarantor hereunder shall continue until full performance of every Obligation and full payment of all Obligations of Lessee now due or hereafter to become due, under the Lease and all renewals, extensions, and modifications thereof, shall be made.

The Obligations of Guarantor under this Guaranty shall not be released or impaired without the express prior written consent of Lessor.  Without limiting the generality of the foregoing, the Obligations of Guarantor shall not be released or impaired on account of the following events:

(a)           the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Lessee, or any receivership, insolvency, bankruptcy, dissolution, merger, reorganization or other similar proceedings affecting Lessee or any of its assets;

(b)           the addition of a new guarantor or Guarantor, or the hypothecation, transfer or assignment, in whole or in part, of any of Lessee’s right, title or interest in the Lease;

(c)           any impairment, modification, release or limitation of liability of, or stay of lien enforcement proceedings against Lessee, its property, or its estate in bankruptcy or any modification, discharge or extension of the Obligations resulting from the operation of any present or future provision of the Federal Bankruptcy Code or any other similar federal or state statute, or from the decision of any court, it being the intention hereof that Guarantor shall remain liable on the Obligations, notwithstanding any act, omission or thing which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor;

(d)           Lessor’s failure to use diligence in preserving the liability of any person on the Obligations, or in bringing suit to enforce collection of the Obligations;

(e)           if Lessee is not liable because the act of creating the Obligations is ultra vires or the officers or persons creating the Obligations acted in excess of their authority, or for any reason the Obligations cannot be enforced against Lessee;

(f)            any payment by Lessee to Lessor if such payment is held to constitute a preference under the bankruptcy laws, or if for any other reason Lessor is required to refund such payment to Lessee or pay the amount thereof to any other party;

(g)           if Guarantor is or becomes liable for any Obligations owing by Lessee to Lessor, by endorsement or otherwise, other than under this Guaranty; or

(h)           if the Lease is ever deemed invalid or unenforceable.

Guarantor waives:

(i)            notice of acceptance of this Guaranty by Lessor;

(j)            notice of presentment, nonpayment or dishonor, or protest of any of Lessee’s Obligations, or

(k)           any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by, any other or others or the failure of Lessor to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of any other or others; and

Guarantor waives all relief from any and all homestead, appraisement and exemption laws now in force or hereafter enacted.

Guarantor further agrees that should any payments to Lessor on the Obligations be in whole or in part, invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act or code, state or federal law, common law or equitable doctrine, this Guaranty shall remain in full force and effect (or be reinstated as the case may be) until payment in full or any such amount, which payment shall be due on demand.

Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Lessor or its endorsees, transferees, successors and assigns, in and to this Lease, and shall be binding upon and enforceable against Guarantor and Guarantor’s legal representatives, successors and assigns.  This Guaranty may be assigned by Lessor in whole to any successor to the Lease.

All rights and remedies of Lessor are cumulative and not alternative.  This Guaranty shall be governed by and construed under the laws of the State of Ohio, the state in which it is delivered and in which it is to be performed.  In addition to any other jurisdiction determined appropriate by Lessor, Guarantor hereby consents to and by this Guaranty submits himself to the personal jurisdiction of the Court of Common Pleas of Cuyahoga County, Ohio and the United States District Court for the Eastern Division of the Northern of Ohio sitting in Cleveland, Ohio the purposes of any judicial proceedings which are instituted for the enforcement of this Guaranty.  Guarantor agrees that venue is proper in said jurisdiction.

GUARANTOR (AND LESSOR BY ACCEPTANCE HEREOF) HEREBY VOLUNTARILY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LESSOR AND GUARANTOR ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN LESSOR AND GUARANTOR IN CONNECTION WITH THE LEASE, OR THIS GUARANTY.  THIS PROVISION IS A MATERIAL INDUCEMENT TO LESSOR TO ENTER INTO THE LEASE WITH LESSEE.  IT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY LESSOR’S ABILITY TO PURSUE ITS REMEDIES CONTAINED IN THIS GUARANTY OR ANY OTHER DOCUMENT OR AGREEMENT RELATED HERETO.

Should any one or more of the clauses of this Guaranty be declared void or in violation of law, this Guaranty shall remain in effect, exclusive of such clause or clauses.

This is the entire agreement, and there are no other verbal or written agreements nor understandings affecting the terms hereof.  This Guaranty may be modified only by written agreement executed by Guarantor and Lessor.

This Guaranty may be executed in a number of identical counterparts, each of which, for all purposes is deemed an original.

IN WITNESS WHEREOF, Guarantor executed this instrument as of the 2nd day of June, 2005.

SPX CORPORATION

By:	/s/

Its:	Assistant Treasurer

[Notary Block]